EXHIBIT 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement of Global Water Technologies, Inc. on Form S-2 of our report dual dated March 22, 2002 (except for paragraph 3 of footnote 17, which is dated April 12, 2002), appearing in the Annual Report on Form 10-K of Global Water Technologies, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                          /s/ COMISKEY & COMPANY PROFESSIONAL CORPORATION

Denver, Colorado
April 29, 2002